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          Exhibit 11- Statement RE: Computation of Per Share Earnings

                                                                      Year Ended
                                                                     December 31
                                                                         1996
                                                                         ----
Primary

Average shares outstanding .........................................      1,765
Net effect of dilutive stock options - based
   on the treasury stock method using
   average market price ............................................          0
                                                                         ------

Total ..............................................................      1,765
                                                                         ------

Net income .........................................................     $8,988
                                                                         ------
Per share amount ...................................................     $ 5.09
                                                                         ------

Fully Diluted

Average shares outstanding .........................................      1,765
Net effect of dilutive stock options - based
   on the treasury stock method using the
   year-end market price, if higher than
   average market price ............................................          0
                                                                         ------

Total ..............................................................      1,765
                                                                         ------

Net income .........................................................     $8,988
                                                                         ------
Per share amount ...................................................     $ 5.09
                                                                         ------